EXHIBIT 10.10

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of this day of              , 20 ,     by and between QuidelOrtho Corporation, a Delaware corporation (the “Company”) and (“Indemnitee”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that in order to attract and retain qualified persons as directors and officers of the Company, it is in the best interests of the Company and its stockholders to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to, and activities on behalf of, the Company; and

WHEREAS, the Company has adopted provisions in its By-laws providing for indemnification of certain officers and its directors to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), and the Company wishes to clarify and detail the rights and obligations of the Company and Indemnitee with respect to indemnification; and

WHEREAS, in order to induce and encourage highly experienced and capable persons, such as Indemnitee, to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such lawsuits and claims are to be borne by the Company and they will receive the appropriate protection against such risks and liabilities, the Board of Directors has determined that this Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have Indemnitee serve and/or continue to serve as a director and/or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company; and

WHEREAS, Indemnitee desires to serve and/or continue to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity protections set forth hereinafter.

Now, therefore, in consideration of Indemnitee’s service and/or continued service as a director and/or officer of the Company, the parties hereto agree as follows:

AGREEMENT

1.

Service by Indemnitee. Indemnitee will serve and/or continue to serve as a director and/or officer of the Company faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing. This Agreement does not create any obligation on the Company to continue to engage Indemnitee in such position and is not an employment contract between the Company and Indemnitee.

2.

Indemnification. The Company shall indemnify Indemnitee to the fullest extent permitted by the DGCL in effect on the date hereof or as such law may be amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), all on the terms and conditions set forth in this Agreement. Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

(a) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of the Company or any other company or organization, except in respect of any indemnity exceeding the payment under such insurance, clause, by-law or agreement (and Indemnitee shall reimburse the Company for any amounts paid by the Company and subsequently so recovered by Indemnitee);

(b) in connection with an action, suit or proceeding, or part thereof initiated or brought voluntarily by Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) Indemnitee or (ii) the Company in an action, suit or proceeding initiated by Indemnitee) and not by way of defense, except a judicial proceeding or arbitration pursuant to Section 11 to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized or ratified by the Board of Directors;

(c) on account of Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

(d) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made for the purchase or sale by Indemnitee of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), or any similar successor statute;

(e) for any reimbursement of the Company by Indemnitee of any compensation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or any compensation recoupment under a clawback policy adopted by the Board of Directors or the compensation committee of the Board of Directors;

(f) with respect to any action, suit or proceeding brought by or on behalf of the Company against Indemnitee that is authorized by the Board of Directors, except as provided in Sections 5 and 6 below and the exception to the proviso in Section 4 below; and

(g) if a final decision by a court having competent jurisdiction in the matter shall determine that such indemnification is not lawful.

3.

Action or Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding (defined below) (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or while a director, officer, employee, agent or fiduciary of the Company is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture, trust or employee benefit plan); or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this

Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses (defined below) (including all reasonable interest, assessments and other charges paid or payable in connection with or in respect of such costs, judgments, penalties, fines, liabilities, amounts paid in settlement and Expenses) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

4.

Indemnity in Proceedings by or in the Right of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or while a director, officer, employee, agent or fiduciary of the Company is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture, trust or employee benefit plan); or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses including all reasonable interest, assessments and other charges paid or payable in connection with or in respect of such costs, judgments, penalties, fines, liabilities, amounts paid in settlement and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any Proceeding as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such costs, judgments, penalties, fines, liabilities and Expenses as such court shall deem proper.

5.

Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the limitations of Section 2(b), 2(f), 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

6.

Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the costs, judgments, penalties, fines, liabilities or Expenses actually and reasonably incurred in connection with any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such costs, judgments, penalties, fines, liabilities and Expenses actually and reasonably incurred to which Indemnitee is entitled.

7.

Contribution. If the indemnification provided in Sections 3, 4 and 6 above is unavailable and may not be paid to Indemnitee for any reason (other than those set forth in Section 2(a)-(g)), then with respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee to the fullest extent allowed by applicable law, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company, on the one hand, and by the Indemnitee, on the other hand, from the transaction from which such Proceeding arose and (ii) the relative fault of the Company, on the one hand, and the Indemnitee, on the other hand, in connection with the events which resulted in such Expenses, judgments, penalties, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other matters, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, penalties, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

8.

Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of, or related to, Indemnitee’s service as a director, officer, employee, agent or fiduciary of the Company or, at the request of the Company, of any other entity, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which Indemnitee neither is, nor is threatened to be made, a party.

9.	Determination of Entitlement to Indemnification.

(a) To receive indemnification under this Agreement, Indemnitee shall submit a written request to the General Counsel of the Company (or, if there is no General Counsel, or if Indemnitee is the General Counsel, the President of the Company). Such request shall include documentation or information which is reasonably necessary for the determination of the right to indemnification and which is reasonably available to Indemnitee.

(b) Upon written request by Indemnitee for indemnification pursuant to Sections 3, 4, 5, 6 or 8, the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons as selected by the Board of Directors who shall be empowered to make such determination (except in the case of (iii), which may be selected by the Disinterested Directors or (v), which shall be the default selection under this clause (b) after a Change in Control (defined below) has occurred): (i) the Board of Directors by a majority vote of Disinterested Directors (defined below), whether or not such majority constitutes a quorum; (ii) a committee of Disinterested Directors designated by a majority vote of such Disinterested Directors, whether or not such majority constitutes a quorum; (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (iv) the stockholders of the Company; or (v) in the event a Change in Control has occurred, solely by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. If the person, persons or entity making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of any application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) hereof, the Independent Counsel shall be selected as provided in this Section 9(c). If a Change in Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee requests such selection be made by the Board of Directors), and Indemnitee shall give written notice to the Company advising the Company of the identity of the Independent Counsel so selected. Otherwise, the Independent Counsel shall be selected by the Board of Directors, or if selected under clause (b)(iii) above, the Disinterested Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after receipt of such notice of selection, deliver to the Company or Indemnitee, as the case may be, a written objection to such selection; provided, however, such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 19(g) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof, (i) an Independent Counsel has not been selected by the Company, if applicable, or (ii) an Independent Counsel has been selected but there is an outstanding written objection regarding the qualification of the Independent Counsel, either Indemnitee or the Company may petition a court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee or the Company to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 9(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of the Company’s By-laws or any directors’ and officers’ liability insurance, shall be borne by the Company. The Company hereby indemnifies Indemnitee for any such Expenses and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification.

10.	Presumptions and Effect of Certain Proceedings.

(a) The General Counsel of the Company (or if there is no General Counsel, or if Indemnitee is the General Counsel, the President of the Company) shall, promptly upon receipt of Indemnitee’s written request for indemnification, advise in writing the Board of Directors or such other person, persons or entity empowered or selected to make the determination as provided in Section 9 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to such presumption.

(b) If the person, persons or entity so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within forty-five (45) days after receipt by the General Counsel of the Company (or if there is no General Counsel, or if Indemnitee is the General Counsel, the President of the Company) of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 45-day period may be extended for a reasonable period of time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 10(b) shall not apply: (i)(A) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 9(b) of this Agreement and (B)(1) if, within fifteen (15) days after receipt by the General Counsel of the Company (or if there is no General Counsel, or if Indemnitee is the General Counsel, the President of the Company) of the request for such determination, the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat or (2) a special meeting of stockholders is called within thirty (30) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat; or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) of this Agreement.

(c) The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (ii) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

11.

Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if advancement of Expenses is not timely made pursuant to Section 16, Indemnitee shall at any time thereafter be entitled to seek an adjudication of entitlement to such indemnification or advancement of Expenses, and any such suit shall be brought in the Court of Chancery of the State of Delaware, unless otherwise required by the laws of the state in which Indemnitee primarily resides and works. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, such award to be made within sixty (60) days following the filing of the demand for arbitration, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim hereunder. In any suit or arbitration brought by Indemnitee to enforce a right to indemnification hereunder (but not in a suit or arbitration brought by the Indemnitee to enforce a right to an advancement of Expenses), it shall be a defense that Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL, including the standard described in Section 3 or 4, as applicable, or that Indemnitee is not entitled to be indemnified because such indemnification is excluded under Section 2(a)-(g) of this Agreement. Further, in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses upon a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the Indemnitee has not met the standard of conduct described above. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 9 or 10 that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law. In addition, if a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 that Indemnitee is entitled to indemnification, the Company shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings), and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such suit to the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law.

12.	Non-Exclusivity of Rights.

(a) Indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the By-laws or other organizational documents of the Company, vote of stockholders of the Company or Disinterested Directors, provision of law, agreement or otherwise.

[(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more other persons with whom or which Indemnitee may be associated (including, without limitation, any Designating Stockholder). The relationship between the Company and such other persons, other than an Enterprise, with respect to the Indemnitee’s rights to indemnification, advancement of Expenses, and insurance is described by this subsection, subject to the provisions of subsection (f) of this Section 12 with respect to a Proceeding concerning Indemnitee’s Corporate Status with an Enterprise. The Company hereby acknowledges and agrees that, in connection with any Proceeding:

(i)

the Company’s obligations to Indemnitee are primary and any obligation of any other persons, other than an Enterprise, are secondary (i.e., the Company is the indemnitor of first resort) with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Proceeding;

(ii)

the Company is primarily liable for all indemnification and indemnification or advancement of Expenses obligations for any Proceeding, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise;

(iii)

any obligation of any other persons with whom or which Indemnitee may be associated (including, without limitation, any Designating Stockholder) to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding are secondary to the obligations of the Company’s obligations; and

(iv)

the Company will indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other person with whom or which Indemnitee may be associated (including, any Designating Stockholder) or insurer of any such person; and

(c) The Company irrevocably waives, relinquishes and releases (i) any other person with whom or which Indemnitee may be associated (including, without limitation, any Designating Stockholder) from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee pursuant to this Agreement and (ii) any right to participate in any claim or remedy of Indemnitee against any person (including, without limitation, any Designating Stockholder), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any person (including, without limitation, any Designating Stockholder), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(d) In the event any other person with whom or which Indemnitee may be associated (including, without limitation, any Designating Stockholder) or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement. In no event will payment by any other person with whom or which Indemnitee may be associated (including, without limitation, any Designating Stockholder) or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or advance Expenses to any other person with whom or which Indemnitee may be associated (including, without limitation, any Designating Stockholder).

(e) Any indemnification or advancement of Expenses provided by any other person with whom or which Indemnitee may be associated (including, without limitation, any Designating Stockholder) is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including, but not limited to, any malpractice insurance or professional errors and omissions insurance) provided by the Company.

(f) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise.

(g) The Company and Indemnitee agree that the Designating Stockholder is an intended third-party beneficiary of this Section 12.]1

13.

Expenses to Enforce Agreement. In the event that Indemnitee is subject to, or intervenes in, any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by Indemnitee in connection with such action.

14.

Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee, agent or fiduciary of the Company or while a director, officer, employee, agent or fiduciary of the Company or is serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture, trust or employee benefit plan) and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer, employee, agent or fiduciary of the Company or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture, trust or employee benefit plan). This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

15.

Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof. Any failure by Indemnitee to notify the Company will relieve the Company of its advancement or indemnification obligations under this Agreement only to the extent the Company can establish that such omission to notify resulted in actual prejudice to the Company, and the omission to notify the Company will, in any event, not relieve the Company from any liability that the Company may have to indemnify Indemnitee or advance Expenses to Indemnitee otherwise than under this Agreement. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a) The Company shall be entitled to participate therein at its own expense; and

[1]	Note: Bracketed sections should only be included in Indemnification Agreements where a director is so designated.

(b) Except as otherwise provided in this Section 15(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company in writing, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or (iii) the Company shall not within sixty (60) days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the Proceeding reasonably satisfactory to Indemnitee, in each of which cases the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) If the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, or for any judicial or other award in connection with such Proceeding, if the Company was not given an opportunity, in accordance with this Section 15, to participate in the defense of such Proceeding. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee, or that would directly or indirectly constitute or impose any admission or acknowledgment of fault or culpability with respect to Indemnitee, without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

16.

Advancement of Expenses. All Expenses incurred by Indemnitee in defending any Proceeding described in Section 3 or 4 shall be paid by the Company in advance of the final disposition of such Proceeding at the request of Indemnitee, each such payment to be made within thirty (30) days after the receipt by the General Counsel of the Company (or if there is no General Counsel, or if Indemnitee is the General Counsel, the President of the Company) of a statement or statements from Indemnitee requesting such advance or advancements from time to time. Such statement or statements (i) shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith, (ii) shall include or be accompanied by such documentation and information as is reasonably requested by the Company to determine the nature of the Proceeding and (iii) if requested by the Company because the undertaking in the next sentence is not deemed sufficient for any reason, shall include or be accompanied by a written undertaking, by or on behalf of Indemnitee, to reimburse such amounts advanced if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. In this regard, Indemnitee hereby expressly undertakes to repay any Expenses advanced to Indemnitee if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that Indemnitee is not entitled to be indemnified against such Expenses. Any advances or undertakings to repay pursuant to this Section 16 shall be unsecured. In addition, subject to compliance with the foregoing, Indemnitee shall be entitled to advancement of Expenses incurred in connection with any action, suit or proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision). Indemnitee’s right to advancement of Expenses shall not be subject to any standard of conduct and advances shall be made without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement or otherwise.

17.

Separability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company or its affiliates or subsidiaries, including, but not limited to, Quidel Corporation, Ortho Clinical Diagnostics Holdings plc and U.S. Crimson Acquisition Inc., and Indemnitee and any such prior agreements shall be terminated automatically upon execution of this Agreement, without any further action by the parties.

18.

Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

19.	Definitions. For purposes of this Agreement:

(a) A “Change in Control” will be deemed to have occurred:

(i)

if with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors;

(ii)

if any person, entity or group becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of more than 50% of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(iii)

upon the consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a merger, consolidation or other reorganization of the Company (a “Reorganization”) with any other person, corporation or other entity, other than:

1)

a Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a Reorganization that is preceded or accomplished by an acquisition or series of related acquisitions by any person, entity or group, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such Reorganization (or series of related transactions involving such a Reorganization), or

2)

a Reorganization effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor.

A “Change in Control” will not be deemed to have occurred for purposes of this Agreement until the transaction (or series of transactions) that would otherwise be considered a “Change in Control” closes.

(b) “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, fiduciary, or agent of the Company or an Enterprise.

[(c) “Designating Stockholder” means any person that is a direct or indirect equityholder of the Company and to whom the Company has granted the right to designate, appoint or nominate a person to the Board of Directors and/or the affiliates of such person; provided, that the provisions of this Agreement referencing the Designating Stockholder shall only be interpreted and applicable with respect to and to the extent that Indemnitee is designated as a director of the Company pursuant to such right.]2

(d) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(e) “Enterprise” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity, for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or agent.

(f) “Expenses” shall include, without limitation, all reasonable attorneys’ fees, witness fees and expenses, fees and expenses of advisors and experts, retainers, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, postage, delivery service fees and all other disbursements or expenses of the types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a

[2]	Note: Bracketed section should only be included in Indemnity Agreements where a director is so designated.

witness in, or otherwise participating in, a proceeding and any expenses of establishing a right to indemnification or advancement under Sections 9, 11, 13 and 16 hereof, but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee, or any amounts paid in settlement by or on behalf of Indemnitee.

(g) “Independent Counsel” means a nationally recognized law firm or a member of a nationally recognized law firm that (i) has significant experience in matters involving the DGCL generally; (ii) has significant experience in matters involving the indemnification of officers and directors of public companies; and (iii) neither is currently nor in the past five years has been retained to represent (1) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements to which the Company is a party), or (2) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel.

(h) “Proceeding” includes any actual, threatened, pending or completed investigation, action, suit, arbitration, alternate dispute resolution mechanism, inquiry, judicial, legislative or administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise, against Indemnitee, for which indemnification is not prohibited under Sections 2(a)-(g) above and whether of a civil, criminal, administrative, investigative or other nature, including, but not limited to, actions, suits or proceedings in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or while a director, officer, employee, agent or fiduciary of the Company is or was serving, at the request of the Company, as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

20.	Other Provisions.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

(b) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c) This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer or other employee of the Company, and, if Indemnitee is an officer or other employee of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.

(d) Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any other person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

(e) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(f) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses to either party are as provided below, or as subsequently modified by written notice to the other party.

If to Indemnitee, to the address set forth on the signature page hereto.

If to the Company, to:

QuidelOrtho Corporation

9975 Summers Ridge Road

San Diego, CA 92121

Attn: General Counsel

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

QUIDELORTHO CORPORATION

By:

Name:

Title:

INDEMNITEE

By:

Name:

Address: